UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRELIMINARY NOTE

Disclaimer Regarding Forward-Looking Statements

Information set forth in this Current Report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the timing of the completion of the transaction, the anticipated benefits of the acquisition of Third Wave Technologies, Inc. (“Third Wave”) by Hologic, Inc. (“Hologic”), including future financial and operating results, the expected permanent financing for the transaction, Hologic’s and Third Wave’s plans, objectives, expectations and intentions and other statements that are not historical facts. Hologic and Third Wave caution readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.

Risks and uncertainties include, among others: the ability of the parties to obtain regulatory approvals of the transaction on the proposed terms and schedule; the parties may be unable to complete the transaction because conditions to the closing of the transaction may not be satisfied; the risk that the businesses will not be integrated successfully; the transaction may involve unexpected costs or unexpected liabilities; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the risk of Third Wave’s products not obtaining regulatory approval or significant delays in obtaining such approval; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers’ capital spending policies and government funding policies, including third-party reimbursement; realization of potential future savings from new productivity initiatives; general worldwide economic conditions and related uncertainties; future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; and the effect of exchange rate fluctuations on international operations. In addition, the transaction will require Hologic to increase the financing available to it under its existing credit agreement with Goldman Sachs Credit Partners L.P. While Hologic has obtained a commitment for such increased financing, Hologic’s liquidity and results of operations could be materially adversely affected if such financing is not available on favorable terms. Moreover, the substantial leverage resulting from such financing will subject Hologic’s business to additional risks and uncertainties. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic and Third Wave have filed with the SEC contain additional factors that could impact Hologic’s business and financial performance. Hologic and Third Wave expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Investors and Stockholders

This Current Report on Form 8-K is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the outstanding shares of Third Wave’s common stock described in this filing has not commenced. At the time the tender offer is commenced, Hologic and the Purchaser will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO containing an offer to purchase, the form of the letter of transmittal and other documents relating to the tender offer, and Third Wave will file with the SEC a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer. Hologic, Thunder Tech. Corp., a wholly owned subsidiary of Hologic (the “Purchaser” or “Thunder Tech”) and Third Wave intend to mail these documents to the stockholders of Third Wave. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information about the tender offer, including the terms and conditions of the offer and stockholders of Third Wave are urged to read them carefully when they become available before they make a decision with respect to the tender offer. Stockholders of Third Wave will be able to obtain a free copy of these documents (when they become available) at http://www.hologic.com and the website maintained by the SEC at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) by contacting Hologic or Third Wave.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On June 8, 2008, Hologic, Thunder Tech, and Third Wave, entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the acquisition of Third Wave by Hologic. Pursuant to the Merger Agreement, the Purchaser will commence a cash tender offer to purchase all outstanding shares of Third Wave’s common stock, par value $0.001 per share (the “Shares”), in exchange for $11.25 per Share in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to Third Wave’s stockholders by the Purchaser and filed with the Securities and Exchange Commission (the “SEC”). The Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer.”

Subsequent to the successful completion of the Offer and the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Purchaser will be merged with and into Third Wave (the “Merger”), with Third Wave continuing as the surviving corporation and as a wholly-owned subsidiary of Hologic. At the effective time of the Merger, each Share then outstanding (other than (i) treasury Shares, (ii) Shares that are owned by Hologic, the Purchaser or any other wholly-owned subsidiary of Hologic, or (iii) stockholders who have properly exercised dissenters’ rights under the Delaware General Corporation Law) will be converted into the right to receive $11.25 per Share cash without interest in the Merger, which is equal to the Offer Price. Any options to purchase Shares that remain outstanding immediately prior to the Merger (whether or not vested and exercisable pursuant to their terms) and any Restricted Stock Units of Third Wave (that have not vested pursuant to their terms) will be assumed by Hologic and converted into options to acquire common stock of Hologic or restricted stock units of Hologic.

As part of the Merger Agreement, Third Wave granted to Hologic and the Purchaser an irrevocable option to purchase the number of newly-issued Shares at a per share purchase price equal to the Offer Price that, when added to the number of Shares owned by Hologic or the Purchaser at the time of the exercise of the option, results in Hologic or the Purchaser owning 90.0005% of the shares that will be outstanding immediately after the issuance of such option (the “Top-Up Option”). However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance and, in any event, the Top-Up Option cannot be exercised if such exercise would result in the issuance of an amount of shares of that would not require approval of the Company’s stockholders under applicable Laws (including, for this purpose the rules and regulations of the Nasdaq Global Select Market). If the Top-Up Option is exercised by Hologic or the Purchaser (resulting in Hologic or the Purchaser owning 90% or more of the fully diluted Shares), or Hologic or the Purchaser otherwise acquires 90% or more of the Shares, the Purchaser will be able to effect a short-form merger under the Delaware General Corporation Law, subject to the terms and conditions of the Merger Agreement.

The Offer is not subject to a financing condition. However, the Merger Agreement includes customary representations, warranties and covenants of Third Wave, Hologic and the Purchaser, as well as customary closing conditions. The closing conditions provide, among others that, the obligation of Hologic and the Purchaser to purchase the Shares in the Offer is subject to (i) the satisfaction of a minimum condition that there has been validly tendered in the Offer and not withdrawn prior to the expiration of the Offer a number of Shares that together with the Shares then beneficially owned by Hologic and the Purchaser represents at least a majority of (x) all Shares then outstanding plus, at the election of Hologic, (y) (A) all Shares issuable upon the exercise of any options to acquire common stock of Third Wave that are vested or expected to become vested on or before the expiration of the Offer, (B) any outstanding warrants to acquire common stock of Third Wave, and (C) any other right to acquire common stock of Third Wave upon exercise or conversion thereof on or before the expiration of the Offer, (ii) certain of the representations and warranties of Third Wave continuing to be true and correct in all respects as of the expiration date of the Offer as though made on such date except where the failure to be so true and correct, individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on Third Wave, and certain of the representations and warranties of Third Wave continuing to be true and correct in all material respects as of the expiration date of the Offer as though made on such date, (iii) Third Waive performing in all material respects it obligations and complying in all material respects with its covenants in each case in accordance with the Merger Agreement (iv) no court or agency has issued a temporary restraining order, preliminary or permanent injunction or other judgment or order and no law has been enacted which prohibits, restrains or renders illegal the consummation of the Offer or the Merger, on and as of the expiration date of the Offer; (v) none of the following shall have occurred and be continuing (a) any general suspension of, or limitation on trading in securities on Nasdaq (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (b) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (c) any material limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other lending institutions, or (d) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof; (vi) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and any other applicable federal, state or foreign antitrust laws, rules or regulations; and (vii) that no material adverse effect on Third Wave has occurred prior to the expiration of the Offer.

In addition to certain other covenants, pursuant to the terms of the Merger Agreement, Third Wave agrees, subject to customary exceptions for Third Wave to respond to and support unsolicited proposals in the exercise of the fiduciary duties of its Board of Directors, not to solicit, initiate, encourage, facilitate or assist any third party to make any alternative acquisition proposal or change the recommendation of its Board of Directors that Third Wave’s stockholders accept the Offer and tender their Shares (the “Recommendation”). If the Merger Agreement is terminated by Third Wave as a result of the Board of Directors of Third Wave changing the Recommendation (which it may only do in certain limited instances and under certain specified conditions), or by Hologic as a result of Third Wave or any of its representatives breaching their obligations not to solicit, initiate, encourage, facilitate or assist any third party in making any alternative acquisition proposal or Third Wave’s Board of Directors failing to either (i) authorize, approve or recommend the Offer, (ii) changing the Recommendation (or, in the case of an alternative acquisition proposal made by way of a tender offer or exchange offer, failing to recommend that the stockholders of Third Wave reject such tender offer or exchange offer within the ten (10) Business Day period specified in Section 14e-2(a) under the Securities Exchange Act, or (iii) failing to include the Recommendation in the Schedule 14D-9 required to be filed with the SEC by Third Waive or failing to permit Hologic to include the Recommendation in the offer documentation filed by Hologic with the SEC, then Third Wave will be obligated to pay a termination fee of $18 million in cash (the “Termination Fee”). Additionally, Third Wave will be required to pay the Termination Fee if Hologic terminates the Merger Agreement as a result of Third Wave’s uncured breach of any representation, warranty, covenant or agreement which would cause any of the conditions to the Offer not to be satisfied and if prior to such termination an alternative acquisition proposal was publicly announced or made known and not withdrawn or abandoned at the time of termination and within twelve months thereafter Third Wave enters into a definitive agreement with respect to or consummates such alternative acquisition proposal. A termination fee of $18 million in cash is also payable by Hologic, if Third Wave terminates the Merger Agreement at a time when all of the conditions to the offer have been satisfied, Hologic has used its commercially reasonable efforts to obtain the financing provided under the commitment letter described in the next paragraph below and Hologic fails to accept or pay for the Shares because the financing contemplated by the commitment letter is not made available to Hologic.

Financing of the Offer and Merger

At the time Hologic signed the Merger Agreement, it entered into a commitment letter with Goldman Sachs Credit Partners L.P., (“GSCP”) dated as of June 8, 2008. Under the commitment letter, GSPC has agreed to provide senior secured financing in an aggregate principal amount of up to $800 million to Hologic to finance the Offer, the Merger and the related transactions.

The following is a summary of the material provisions of the proposed new credit facilities as set forth in the commitment letter. The terms, conditions and covenants of the new credit facilities are expected to be on terms substantially similar to Hologic’s existing credit agreement with GSCP, except as described below. These terms, conditions and covenants, however, are subject to the negotiation, execution and delivery of definitive credit documents. Accordingly, some of the actual terms, conditions and covenants of the new credit facilities may differ in important respects from those we describe below.

Credit Facilities. It is contemplated that Hologic will obtain up to $800 million principal amount of credit facilities in one or multiple draws in connection with the Offer and the Merger. The credit facilities to be obtained are anticipated to consist of:

•	a senior secured tranche A term loan facility, known as the term loan A facility, in a total principal amount of up to $600 million; and

•	a revolving credit facility in a total available principal amount of up to $200 million, provided that no more than $100 million of this facility may be drawn as of the effective date of the Merger.

Security. The commitment letter contemplates that the obligations of Hologic under the credit facilities will be secured by first-priority liens on, and first-priority security interests in, substantially all of Hologic’s assets, substantially consistent with the existing credit agreement.

Maturity and Principal Payments. The commitment letter contemplates that the final maturity dates for the term loan A and the revolving credit facility will be September 30, 2012. The commitment letter contemplates that Hologic will be required to make scheduled quarterly principal repayment under the term loan A with the full remaining balance due at maturity. The revolving credit facility is contemplated to become due at maturity. The commitment letter contemplates that no amortizations will be required under the revolving facility. The commitment letter contemplates that Hologic may voluntarily prepay any of the credit facilities without premium or penalty (other than applicable breakage costs related to interest on Eurodollar loans).

Interest Payments. The commitment letter contemplates that borrowings outstanding under the facilities will bear interest, at Hologic’s option, at an annual rate equal to either:

•	a specified “base rate” plus a margin presently anticipated to be 2.75%; or

•	a specified Eurodollar rate plus a margin presently anticipated to be 1.75%.

Covenants. The commitment letter contemplates that the new credit facilities will contain affirmative and negative covenants substantially the same as those under the existing credit agreement with such adjustments as are necessary (i) in contemplation of the operations of Third Wave in accordance with past practice and (ii) to permit Hologic to complete the transactions in the manner contemplated by the Merger Agreement.

Conditions. GSCP’s obligation to provide financing under the commitment letter is subject to the condition that there shall not have occurred a material adverse effect on Hologic, after giving effect to Hologic’s acquisition of Third Wave, and certain other customary conditions.

The above description of the Merger Agreement and Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Commitment Letter , which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

ITEM 8.01.	OTHER INFORMATION

Agreements with Third Wave Executives

In connection with entering into the Merger Agreement, Hologic and Third Wave entered into agreements with certain of Third Wave’s management, including: Kevin Conroy, Chief Executive Officer; Jorge Garces, Vice President, Research & Development; Cindy Ahn, Vice President, General Counsel; Gregory Hamilton, Vice President, Finance and Operations; John Bellano, Vice President, Sales; and Chris Burton, Senior Vice President, Sales and Marketing (the “Executive Agreements”). In the Executive Agreements, each of Messrs. Conroy, Garces, Hamilton, Bellano and Burton and Ms. Ahn agreed that most of the benefits provided to them in connection with a change in control of Third Wave pursuant to their existing employment agreements and equity grant agreements, including the acceleration of vesting of their options and restricted stock units, and payments under Third Wave’s Long Term Incentive Plans 3, 4 and 5, not be triggered upon the acceptance of the Offer or the Merger, but be tied to the approval by the Food and Drug Administration of Third Wave’s recent Pre-Market Approval submissions for its HPV diagnostic products. In addition, Ms. Ahn’s benefits are to be triggered upon a final settlement of the Company’s ongoing litigation with Digene. The Executive Agreements provide each of Messrs. Garces and Hamilton with a retention bonus of $1 million each if they stay employed by Third Wave for three years following the acceptance time of the Offer, with such bonus being accelerated if they are terminated without cause or resign for good reason (each as defined in the Executive Agreements) or certain other circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed pursuant to Item 1.01:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 8, 2008, by and among Hologic, Inc., Thunder Tech Corp. and Third Wave Technologies, Inc.

10.1	Commitment Letter, dated as of June 8, 2008, by and among Hologic, Inc. and Goldman Sachs Credit Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2008

HOLOGIC, INC.

By:	/s/ GLENN P. MUIR
Glenn P. Muir, Chief Financial Officer, Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 8, 2008, by and among Hologic, Inc., Thunder Tech Corp. and Third Wave Technologies, Inc.

10.1	Commitment Letter, dated as of June 8, 2008, by and among Hologic, Inc. and Goldman Sachs Credit Partners L.P.